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                                                                    EXHIBIT 23.3

PRICEWATERHOUSECOOPERS

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                                                PRICEWATERHOUSECOOPERS LLP
                                                CHARTERED ACCOUNTANTS
                                                5700 Yonge Street
                                                Suite 1900
June 30, 2000                                   North York Ontario
                                                Canada M2M 4K7
                                                Telephone +1 (416) 218 1500
                                                Facsimile +1 (416) 218-1499
                                                Direct Tel. +1 (416) 218-1432
                                                Direct Fax +1 (416) 218-1499
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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation in the Registration Statement on Form F-3 of Visible Genetics Inc. (the "Company") dated June 30, 2000, of our report dated February 18, 2000 relating to our audit of the Company's consolidated balance sheets as at December 31, 1999 and 1998 and the consolidated statements of operations, deficit, comprehensive loss, and cash flows for the years ended December 31, 1999, 1998 and 1997, and to the reference in the Registration Statement to our firm under the headings "Selected Consolidated Financial Data" and "Experts."


/s/ PRICEWATERHOUSECOOPERS
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PricewaterhouseCoopers
Chartered Accountants